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                                                                  EXHIBIT 5.1

                 [PIPER MARBURY RUDNICK & WOLFE LLP LETTERHEAD]

                                   _____ __, 2000

Sequoia Software Corporation
5447 Twin Knoll Road
Columbia, MD  21045

         We have assisted in the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1, file No. 333-96421 (the "Registration Statement"), relating to 4,830,000 shares of Common Stock (including 630,000 shares to cover over-allotments, if any), $.001 par value per share, of Sequoia Software Corporation a Maryland corporation (the "Company"), to be offered to the public.

         We have examined the Articles of Amendment and Restatement and the Amended and Restated Bylaws of the Company, and have examined and relied upon the originals, or copies certified to our satisfaction, of such records of meeting of the directors and stockholders of the Company, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         In examining the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based on the foregoing, we are of the opinion that the shares of Common Stock have been duly authorized for issuance and, after payment therefor in advance and in accordance with the terms and provisions of the Underwriting Agreement among the Company, Lehman Brothers Inc., S.G. Cowen Securities Corporation, Soundview Technology Group and Fidelity Capital Markets, a division of National Financial Securities Corporation and issuance of the certificates therefor by the Company, will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the use of our name in the Registration Statement and under the caption "Validity of the Shares" in the related Prospectus and consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,